Exhibit 99.1

[MATRIX ONE LOGO]

MatrixOne, Inc. Investor Relations Brian Norris (978) 589-4040 brian.norris@matrixone.com	MatrixOne, Inc. Public Relations Charlie Guyer (978) 589-4052 charlie.guyer@matrixone.com

MatrixOne, Inc. Reports Preliminary Results for Third Quarter of Fiscal Year 2003

– Company to Host Conference Call at 5:30 PM Eastern Time Today –

Westford, Mass., April 3, 2003 – MatrixOne®, Inc. (NASDAQ: MONE), a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain™, today announced preliminary financial results for its third quarter ended March 29, 2003. Based on preliminary estimates, management currently expects that total revenues for the third quarter will be approximately $24.0 million. Software license revenues for the third quarter are expected to be approximately $7.0 million and service revenues are expected to be approximately $17.0 million. Management expects to report a net loss of between $0.12 per share and $0.13 per share and a pro forma net loss of between $0.10 per share and $0.11 per share.1 Pro forma net loss per share excludes stock-based compensation charges of $0.02 per share.1

The Company expects to issue final third quarter financial results on April 23, 2003 after the market closes. The Company’s management team will host a live conference call at 5:30 p.m. eastern time on that day to discuss the Company’s final third quarter financial results. The Webcast, along with the final third quarter earnings press release and accompanying financial and operating statistics, will be accessible on April 23, 2003 at 5:30 p.m. eastern time, from the Company’s Web site at www.matrixone.com/investor.

Company to Host Conference Call

The Company’s management team will host a live conference call at 5:30 p.m. eastern time today to discuss the preliminary results for the third quarter of fiscal year 2003. The dial-in telephone number in the United States is (800) 230-1074, and for international callers, is (612) 332-0226. A replay of the call will be available for two weeks at (800) 475-6701, pass code 680986.

1 The Company’s management believes that the presentation of pro forma net loss provides useful information to investors because this financial measure excludes stock-based compensation, which is a non-cash charge. Management does not consider stock-based compensation to be part of the Company’s on-going operations or meaningful in evaluating the Company’s future. Stock-based compensation represents the difference between the stock option exercise price and the deemed fair value of the Company’s common stock on the date of grant and relates only to the grant of certain stock options to employees during fiscal 2000 and 1999, which do not require cash settlement.

About MatrixOne

MatrixOne, Inc. (NASDAQ: MONE) is a recognized leader in delivering collaborative Product Lifecycle Management (PLM) solutions. We provide flexible solutions that unleash the creative power of global value chains to inspire innovations and speed them to market. MatrixOne’s customers include global leaders in the aerospace and defense, automotive, consumer products, high technology, life sciences, machinery, and the process industries, including Agilent Technologies, General Electric, Honda, Johnson Controls, Philips, Procter & Gamble, Siemens, and Toshiba. MatrixOne (http://www.matrixone.com/) is headquartered in Westford, Massachusetts with locations throughout North America, Europe, and Asia/Pacific.

MatrixOne and eMatrix are registered trademarks, and a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain is a trademark of MatrixOne, Inc. All other trademarks and service marks are the property of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 — Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Such statements may relate, among other things, to our plans, objectives, and expected financial and operating results, our growth prospects, our ability to respond to economic changes and improve operational efficiency, or the benefits of our products to be realized by our customers. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, or intend. The risks and uncertainties that may affect forward-looking statements include, among others: our history of losses and our ability to achieve or maintain profitability; the weak worldwide economy; the effectiveness of our cost reduction programs; the market may not accept our products; our sales cycle is lengthy and variable; we may be unable to develop new products and services that keep pace with technology; we may be unable to develop and maintain successful relationships with systems integrators and complementary technology vendors; our international operations are subject to additional business risks; future acquisitions may adversely affect our operations and financial results; and increased competition may have an adverse effect on pricing, revenues, gross margins and our customer base. For a more detailed discussion of the risks and uncertainties of our business, please refer to our periodic reports and registration statements filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 29, 2002 and our Quarterly Report on Form 10-Q for the quarter ended December 28, 2002.

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